DATE:  August 14, 2006

FROM:
Broadview Media.
4455 West 77th Street
Edina, MN 55435

Red White
Chief Operating Officer
(952) 852-0417

FOR IMMEDIATE RELEASE

       BROADVIEW MEDIA, INC. ANNOUNCES 1ST QUARTER RESULTS AND NAME CHANGE

         MINNEAPOLIS, August 14 -- Broadview Media, Inc. (OTC Bulletin Board:BDVM) today reported revenues for the first quarter ended June 30, 2006, of $2,664,178 versus $2,345,046 reported for the same period last year. Net income totaled $189,991, or $0.02 per basic and diluted common share, versus a net loss of $395,373, or ($0.05) per basic and diluted common share, for the same period last year. At the Annual Shareholders meeting on August 9th, the shareholders approved a name change to Broadview Institute, Inc. effective August 15th, 2006. The company's trading symbol will also be changed to BVII effective Tuesday August, 15th.

         "With our transition towards post secondary education, we believe the new name will better communicate our principal business operations to the public" said Terry Myhre, Chairman and CEO. "We are also pleased to report increased revenues reflecting Utah Career College's growth. Our planned branch campus in Layton, a northern suburb of Salt Lake City, is on schedule to open the first quarter of calendar 2007. Other matters approved at our shareholder meeting included increasing the authorized number of common and preferred shares and adoption of the 2006 Equity Incentive Plan."

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

                                                                            Three Months Ended
                                                                                 June 30,
                                                                          2006              2005
                                                                       ---------        --------
Revenues                                                              $2,644,178        $2,345,046
Cost of products
   and services sold                                                     506,767           686,142
                                                                      ----------        ----------
Gross profit                                                           2,137,411         1,658,904
Selling, general and
   administrative expense                                              1,929,159         1,931,112
                                                                      ----------        ----------
Operating income (loss)                                                  208,252          (272,208)
Other expense                                                             18,261           121,865
                                                                      ----------        ----------
Income (loss) before income taxes                                        189,991          (394,073)
Provision for income taxes                                                --                 1,300
                                                                      ----------        ----------
Net income (loss)                                                     $  189,991        $ (395,373)

BASIC AND DILUTED  INCOME
(LOSS) PER COMMON SHARE                                               $      .02        $    (0.05)

WEIGHTED-AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING                                                     8,108,252         7,720,747

WEIGHTED AVERAGE NUMBER OF
DILUTED COMMON SHARES OUTSTANDING                                      8,912,808         7,720,747


CONDENSED CONSOLIDATED BALANCE SHEETS              JUNE 30, 2006                       MARCH 31,2006
-------------------------------------              -------------                       -------------
Current Assets                                       $1,642,025                         $1,573,047
Total Assets                                          3,672,602                          3,652,438
Current Liabilities                                     601,548                            719,159
Total Liabilities                                     1,025,223                          1,195,050
Stockholders' Equity                                  2,647,379                          2,457,388

ABOUT BROADVIEW INSTITUTE

Broadview Institute is engaged in two business segments, Education and Media Production.

Education is conducted through Broadview Institute's wholly owned subsidiary d/b/a Utah Career College located in West Jordan, Utah and is accredited to award diplomas and Bachelor and Associate degrees in multiple training courses including Paralegal, Veterinary Technology, Nursing and Business Administration.

Media Production operates full-service media production facilities in Chicago and Minneapolis, which provide creative and production services for educational courses, television programming, and business communications. Major clients include Scott Foresman, Houghton Mifflin, Pearson PLC, Home & Garden Television, The History Channel, Tellabs, United Way and Chicago's Children's Memorial Hospital.

The Company is publicly traded on the OTC Bulletin Board under the trading symbol BVII effective August 15th.



For additional information, please contact:              Red White
                                                         Chief Operating Officer
                                                         952.852.0417 (phone)
                                                         redw@BroadviewMedia.com



Cautionary Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations or forecasts of future events and can be identified by the use of terminology such as "believe," "estimate," "expect," "intend," "may," "could," "will," and similar words or expressions. Any statement that is not based upon historical facts should be considered a forward-looking statement. Forward-looking statements cannot be guaranteed and actual results may vary materially due to the uncertainties and risks, known and unknown, associated with such statements. Factors affecting the forward-looking statements in this release include those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB). Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions investors should take into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update publicly or revise any forward-looking statements.

For further information regarding risks and uncertainties associated with Broadview Media's business, please refer to the "Management's Discussion and Analysis or Plan of Operation" sections of Broadview Media's SEC filings, including, but not limited to, its annual report on Form 10-KSB and quarterly reports on Form 10-QSB, copies of which may be obtained by contacting Broadview Media at 952-835-4455, ext 214.

All information in this release is as of August 14, 2006. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.